DIANE D. DALMY

ATTORNEY AT LAW

2000 EAST 12TH AVENUE

SUITE 32/10B

DENVER, COLORADO 80206

303.985.9324 (telephone)

303.988.6954 (facsimile)

ddalmy@earthlink.net

February 24, 2015

Mr. Jason Fierro

Chief Executive Officer

6613 Corte Real

Carlsbad, California 92009

Re: Action Sports Media Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as legal counsel for Action Sports Media, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission on October 9, 2014 pursuant to the Securities Act of 1933, as amended (the “1933 Securities Act”). The Registration Statement relates to the registration of the offering of an aggregate of 1,071,429 shares of common stock of the Company (the “Common Stock”) under the 1933 Securities Act for resale by that certain selling shareholder as named in the Registration Statement (the “Selling Shareholder”).

In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended; (iii) the Company’s Bylaws; (iv) certain records of the Company’s corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; (v) the Preferred Stock Purchase Agreement dated July 24, 2014 (the "Stock Purchase Agreement") between the Company and Premier Venture Partners LLC, a California limited liability company ("Premier Venture"); (vi) the Registration Rights Agreement dated July 24, 2014 between the Company and Premier Venture; and (vii) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion.

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Action Sports Media, Inc.

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February 24, 2015

I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, I am of the opinion that the shares of Common Stock being registered under the Registration Statement for resale by the Selling Shareholder have been or will be duly and validly authorized and issued pursuant to the Stock Purchase Agreement and are fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption “Interests of Named Experts and Counsel”.

Sincerely,

/s/Diane D. Dalmy

Diane D. Dalmy

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